                                                                     EXHIBIT 3.2




                                    BY-LAWS

                                       OF

                           BURLINGTON RESOURCES INC.



                     AS AMENDED THROUGH OCTOBER 22, 1997

                                    BY-LAWS
                                       OF
                            BURLINGTON RESOURCES INC


                               TABLE OF CONTENTS

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ARTICLE I  OFFICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   1

    Section 1   Registered Office and Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   1
    Section 2   Other Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   1

ARTICLE II  STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   1

    Section   1   Annual Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   1
    Section   2   Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   1
    Section   3   Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   2
    Section   4   Notice of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   2
    Section   5   Fixing of Record Date for Determining  Stockholders . . . . . . . . . . . . . . . .                   2
    Section   6   Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   3
    Section   7   Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   3
    Section   8   Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   4
    Section   9   Inspectors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   4
    Section  10   List of Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   5

ARTICLE III  BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   5

    Section   1   Number, Qualification and Term of Office  . . . . . . . . . . . . . . . . . . . . .                   5
    Section   2   Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   5
    Section   3   Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   5
    Section   4   Removals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   6
    Section   5   Place of Meetings; Books and Records  . . . . . . . . . . . . . . . . . . . . . . .                   6
    Section   6   Annual Meeting of the Board . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   6
    Section   7   Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   6
    Section   8   Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   6
    Section   9   Quorum and Manner of Acting . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   7
    Section  10   Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   7
    Section  11   Consent of Directors in Lieu of Meeting . . . . . . . . . . . . . . . . . . . . . .                   7
    Section  12   Telephonic Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   7
    Section  13   Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   8





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
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
ARTICLE IV   COMMITTEES OF THE BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . .                   8

    Section   1   Executive Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   8
    Section   2   Finance Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   8
    Section   3   Audit Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   9
    Section   4   Compensation and Nominating Committee . . . . . . . . . . . . . . . . . . . . . . .                   9
    Section   5   Committee Chairman, Books and Records . . . . . . . . . . . . . . . . . . . . . . .                  10
    Section   6   Alternates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  10
    Section   7   Other Committees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  10
    Section   8   Quorum and Manner of Acting . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  10

ARTICLE V  OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  11

    Section   1   Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  11
    Section   2   Election, Term of Office and Qualifications . . . . . . . . . . . . . . . . . . . .                  11
    Section   3   Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  11
    Section   4   Removals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  11
    Section   5   Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  11
    Section   6   Compensation of Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  12
    Section   7   Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  12
    Section   8   Vice Chairman . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  12
    Section   9   President and Chief Executive Officer . . . . . . . . . . . . . . . . . . . . . . .                  12
    Section  10   Executive Vice President and Chief Financial Officer  . . . . . . . . . . . . . . .                  14
    Section  11   Executive Vice President, Law . . . . . . . . . . . . . . . . . . . . . . . . . . .                  14
    Section  12   Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  14
    Section  13   Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  14
    Section  14   Absence or Disability of Officers . . . . . . . . . . . . . . . . . . . . . . . . .                  15

ARTICLE VI  STOCK CERTIFICATES AND TRANSFER THEREOF . . . . . . . . . . . . . . . . . . . . . . . . .                  15

    Section   1   Stock Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  15
    Section   2   Transfer of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  15
    Section   3   Transfer Agent and Registrar  . . . . . . . . . . . . . . . . . . . . . . . . . . .                  16
    Section   4   Additional Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  16
    Section   5   Lost, Destroyed or Mutilated Certificates . . . . . . . . . . . . . . . . . . . . .                  16

ARTICLE VII  DIVIDENDS, SURPLUS, ETC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  16

ARTICLE VIII  SEAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  17

ARTICLE IX  FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  17





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
ARTICLE X IDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  17

    Section   1   Right to Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  17
    Section   2   Right of Indemnitee to Bring Suit . . . . . . . . . . . . . . . . . . . . . . . . .                  18
    Section   3   Nonexclusivity of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  18
    Section   4   Insurance, Contracts and Funding  . . . . . . . . . . . . . . . . . . . . . . . . .                  18
    Section   5   Definition of Director and Officer  . . . . . . . . . . . . . . . . . . . . . . . .                  19
    Section   6   Indemnification of Employees and Agents of the Corporation  . . . . . . . . . . . .                  19

ARTICLE XI  CHECKS, DRAFTS, BANK ACCOUNTS, ETC  . . . . . . . . . . . . . . . . . . . . . . . . . . .                  19

    Section   1   Checks, Drafts, Etc.; Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  19
    Section   2   Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  19

ARTICLE XII  AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  20





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                                    BY-LAWS
                                       OF
                           BURLINGTON RESOURCES INC.



                                   ARTICLE I

                                    OFFICES

         SECTION 1.  REGISTERED OFFICE AND AGENT.

         The registered office of the corporation is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent at such address is The Corporation Trust Company.

         SECTION 2.  OTHER OFFICES.

         The corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                                  STOCKHOLDERS

         SECTION 1.  ANNUAL MEETINGS.

         A meeting of the stockholders for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held annually at ten (10) o'clock A.M. on the third Thursday of April, or at such other time on such other day as shall be fixed by resolution of the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

         SECTION 2.  SPECIAL MEETINGS.

         Special meetings of the stockholders for any purpose or purposes may be called only by a majority of the Board of Directors, the Chairman of the Board, or the President. (Amended February 22, 1989)





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         SECTION 3.  PLACE OF MEETINGS.

         The annual meeting of the stockholders of the corporation shall be held at the general offices of the corporation in the City of Houston, State of Texas, or at such other place in the United States as may be stated in the notice of the meeting. All other meetings of the stockholders shall be held at such places within or without the State of Delaware as shall be stated in the notice of the meeting. (Amended December 6, 1995)

         SECTION 4.  NOTICE OF MEETINGS.

         4.1 Giving of Notice. Except as otherwise provided by statute, written notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be given when deposited in the United States mails, postage prepaid, directed to such stockholder at his address as it appears in the stock ledger of the corporation. Each such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         4.2 Notice of Adjourned Meetings. When a meeting is adjourned to another time and place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is given. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         4.3  Waiver of Notice.

         4.3.1 Whenever any notice is required to be given to any stockholder under the provisions of these By-Laws, the Certificate of Incorporation or the General Corporation Law of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         4.3.2 The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 5.  FIXING OF RECORD DATE FOR DETERMINING STOCKHOLDERS.

         5.1 Meetings. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for





                                       2
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determining stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         5.2 Dividends, Distributions and Other Rights. For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

         SECTION 6.  QUORUM.

         A majority of the outstanding shares of stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of the stockholders; provided that where a separate vote by a class or classes or by a series of a class is required, a majority of the outstanding shares of such class or classes or of such series of a class, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on that matter. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 7.  ORGANIZATION.

         At each meeting of the stockholders, the Chairman of the Board, or in his absence such person as shall have been designated by the Board of Directors, or in the absence of such designation a person elected by the holders of a majority in number of shares of stock present in person or represented by proxy and entitled to vote, shall act as Chairman of the meeting.

         The Secretary, or in his absence or in the event he shall be presiding over the meeting in accordance with the provisions of this Section, an Assistant Secretary or, in the absence of the Secretary and all of the Assistant Secretaries, any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting.

         SECTION 8.  VOTING.

         8.1 Generally. Unless otherwise provided in the Certificate of Incorporation or a resolution of the Board of Directors creating a series of stock, at each meeting of the stockholders, each holder of shares of any series or class of stock entitled to vote at such meeting shall be entitled to one vote for each share of stock having voting power in respect of each matter upon which a vote is to be taken, standing in his name on the stock ledger of the corporation on the record date fixed as provided in these By-Laws for determining the stockholders entitled to vote at such meeting. In all matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these By-Laws, the Certificate of Incorporation or the General Corporation Law of Delaware. Where a separate vote by a class or classes or by a series of a class is required, if a quorum is present, the affirmative vote of the majority of shares of such class or classes or series of a class present in person or represented by proxy at the meeting shall be the act of such class or classes or series of a class.

         8.2 Voting for Directors. At each election of Directors the voting shall be by ballot. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

         8.3 Shares Held or Controlled by the Corporation. Shares of its own capital stock belonging to the corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the corporation, shall neither be entitled to vote nor counted for quorum purposes.

         8.4 Proxies. A stockholder may vote by proxy executed in writing by the stockholder or by his attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. A proxy shall become invalid three years after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

         SECTION 9.  INSPECTORS.

         Prior to each meeting of stockholders, the Board of Directors shall appoint two Inspectors who are not directors, candidates for directors or officers of the corporation, who shall receive and determine the validity of proxies and the qualifications of voters, and receive, inspect, count and report to the meeting in writing the votes cast on all matters submitted to a vote at such meeting. In case of failure of the Board of Directors to make such appointments or in case of failure of any Inspector so appointed to act, the Chairman of the Board shall make such appointment or fill such vacancies. Each Inspector, immediately before entering upon his duties, shall subscribe to an oath or affirmation faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability.





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
         SECTION 10.  LIST OF STOCKHOLDERS.

         The Secretary or other officer or agent having charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each class and series registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the corporation, or to vote in person or by proxy at any such meeting.


                                  ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 1.  NUMBER, QUALIFICATION AND TERM OF OFFICE.

         The business, property and affairs of the corporation shall be managed by a Board consisting of not less than one Director. The Board of Directors shall from time to time by a vote of a majority of the Directors then in office fix the specific number of Directors to constitute the Board. At each annual meeting of stockholders a Board of Directors shall be elected by the stockholders for a term of one year. Each Director shall serve until his successor is elected and shall qualify.

         SECTION 2.  VACANCIES.

         Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board of Directors.

         SECTION 3.  RESIGNATIONS.

         Any Director may resign at any time upon written notice to the Secretary of the corporation. Such resignation shall take effect on the date of receipt of such notice or at any later date specified therein; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective. When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective.

         SECTION 4.  REMOVALS.

         Any Director may be removed, with cause, at any special meeting of the stockholders called for that purpose, by the affirmative vote of the holders of a majority in number of shares of the corporation entitled to vote for the election of such Director, and the vacancy in the Board caused by any such removal may be filled by the stockholders at such a meeting.

         SECTION 5.  PLACE OF MEETINGS; BOOKS AND RECORDS.

         The Board of Directors may hold its meetings, and have an office or offices, at such place or places within or without the State of Delaware as the Board from time to time may determine.

         The Board of Directors, subject to the provisions of applicable statutes, may authorize the books and records of the corporation, and offices or agencies for the issue, transfer and registration of the capital stock of the corporation, to be kept at such place or places outside of the State of Delaware as, from time to time, may be designated by the Board of Directors.

         SECTION 6.  ANNUAL MEETING OF THE BOARD.

         The first meeting of each newly elected Board of Directors, to be known as the Annual Meeting of the Board, for the purpose of electing officers, designating committees and the transaction of such other business as may come before the Board, shall be held as soon as practicable after the adjournment of the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held due to the absence of a quorum, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the newly elected Directors.

         SECTION 7.  REGULAR MEETINGS.

         The Board of Directors shall, by resolution, provide for regular meetings of the Board at such times and at such places as it deems desirable. Notice of regular meetings need not be given.

         SECTION 8.  SPECIAL MEETINGS.

         Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of three Directors on such notice as the person or persons calling the meeting shall deem appropriate in the circumstances. Notice of each such special meeting shall be mailed to each Director or delivered to him by telephone, telegraph or any other means of electronic communication, in each case





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addressed to his residence or usual place of business, or delivered to him in person or given to him orally. The notice of meeting shall state the time and place of the meeting but need not state the purpose thereof. Whenever any notice is required to be given to any Director under the provisions of these By-Laws, the Certificate of Incorporation or the General Corporation Law of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. (Amended July 7,
1992)

         SECTION 9.  QUORUM AND MANNER OF ACTING.

         Except as otherwise provided by statute, the Certificate of Incorporation, or these By-Laws, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors, and the act of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum is present. Notice of any such adjourned meeting need not be given.

         SECTION 10.  ORGANIZATION.

         At every meeting of the Board of Directors, the Chairman of the Board or in his absence the President or, if both of the said officers are absent, a Chairman chosen by a majority of the Directors present shall act as Chairman of the meeting. The Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting. (Amended July 7, 1992)

         SECTION 11.  CONSENT OF DIRECTORS IN LIEU OF MEETING.

         Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board, may be taken without a meeting if all members of the Board or committee consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the Board or committee.

         SECTION 12.  TELEPHONIC MEETINGS.

         Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

         SECTION 13.  COMPENSATION.

         Each Director, who is not a full-time salaried officer of the corporation or any of its wholly owned subsidiaries, when authorized by resolution of the Board of Directors, may receive as a Director a stated salary or an annual retainer and in addition may be allowed a fixed fee and his reasonable expenses for attendance at each regular or special meeting of the Board of any Committee thereof.


                                   ARTICLE IV

                      COMMITTEES OF THE BOARD OF DIRECTORS

         SECTION 1.  EXECUTIVE COMMITTEE.

         The Board of Directors may, in its discretion, designate annually an Executive Committee consisting of not less than five Directors as it may from time to time determine. The Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, but the Committee shall have no power or authority to amend the Certificate of Incorporation (except that the Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, amend the By-Laws of the corporation, elect officers or fill vacancies on the Board of Directors or any Committee of the Board, declare a dividend, authorize the issuance of stock, or such other powers as the Board may from time to time eliminate.

         SECTION 2. FINANCE COMMITTEE.

         The Board of Directors may, in its discretion, designate annually a Finance Committee, consisting of such number of Directors as the Board of Directors may from time to time determine. The Committee shall monitor, review, appraise and recommend to the Board of Directors appropriate action with respect to the corporation's capital structure, its source of funds and its financial position; review and recommend appropriate delegations of authority to management on expenditures and other financial commitments; review terms and conditions of financing plans; develop and recommend dividend policies and recommend to the Board specific dividend payments; review the performance of the trustee of the corporation's pension trust fund, and any proposed change in the investment policy of the trustee with respect to such fund; and such other duties, functions and powers as the Board may from time to time prescribe.

         SECTION 3. AUDIT COMMITTEE.

         The Board of Directors shall designate annually an Audit Committee consisting of not less than three Directors as it may from time to time determine, none of whom shall be officers of the corporation. The Committee shall review with the independent accountants the corporation's financial statements, basic accounting and financial policies and practices, competency of control personnel, standard and special tests used in verifying the corporation's statements of account and in determining the soundness of the corporation's financial condition and report to the Board the results of such reviews; review the policies and practices pertaining to publication of quarterly and annual statements to assure consistency with audited results and the implementing of policies and practices recommended by the independent accountants; ensure that suitable independent audits are made of the operations and results of subsidiary corporations and affiliates; monitor compliance with the corporation's code of business conduct, and such other duties, functions and powers as the Board may from time to time prescribe.

         SECTION 4. COMPENSATION AND NOMINATING COMMITTEE.

         The Board of Directors shall designate annually a Compensation and Nominating Committee consisting of such number of Directors as the Board of Directors may from time to time determine. The Committee shall review, report and make recommendations to the Board of Directors on the following matters:

         (a) The compensation of the Chief Executive Officer and all senior officers of the corporation and its principal operating subsidiaries reporting directly to the Chief Executive Officer following an annual review of management's recommendations for the individuals involved. If circumstances involving individuals require a salary adjustment between such reviews, a recommendation may be made directly to the Board of Directors by the Chief Executive Officer without the necessity of a meeting of the Compensation and Nominating Committee.

         (b) The size and composition of the Board and nominees for Directors; evaluate the performance of the officers of the corporation and together with management, select and recommend to the Board appropriate individuals for election, appointment and promotion as officers of the corporation and ensure the continuity of able capable management.

         (c) Any proposed stock option plans, stock purchase plans, retirement plans, and any other plans, systems and practices of the corporation relating to the compensation of any employees of the corporation and any proposed plans of any subsidiary company involving the issuance or purchase of capital stock of the corporation.

        (d)   Such other matters as the Board may from time to time prescribe.

        The Committee shall carry out the duties assigned to the Committee under any existing stock option plans or other existing compensation or benefit plans; and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. (Amended July 7, 1992 and December 6, 1995)

         SECTION 5. COMMITTEE CHAIRMAN, BOOKS AND RECORDS.

         Each Committee shall elect a Chairman to serve for such term as it may determine, shall fix its own rules of procedure and shall meet at such times and places and upon such call or notice as shall be provided by such rules. It shall keep a record of its acts and proceedings, and all action of the Committee shall be reported to the Board of Directors at the next meeting of the Board.

         SECTION 6. ALTERNATES.

         Alternate members of the Committees prescribed by this Article IV may be designated by the Board of Directors from among the Directors to serve as occasion may require. Whenever a quorum cannot be secured for any meeting of any such Committee from among the regular members thereof and designated alternates, the member or members of such Committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.

         Alternative members of such Committees shall receive a reimbursement for expenses and compensation at the same rate as regular members of such Committees.

         SECTION 7.  OTHER COMMITTEES.

         The Board of Directors may designate such other Committees, each to consist of two or more Directors, as it may from time to time determine, and each such Committee shall serve for such term and shall have and may exercise, during intervals between meetings of the Board of Directors, such duties, functions and powers as the Board of Directors may from time to time prescribe.

         SECTION 8.  QUORUM AND MANNER OF ACTING.

         At each meeting of any Committee the presence of a majority of the members of such Committee, whether regular or alternate, shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action; provided, however, that no action may be taken by the Executive Committee or the Finance Committee when two or more officers of the corporation are present as members at a meeting of either such Committee unless such action shall be concurred in by the vote of two or more members of such Committee who are not officers of the corporation.


                                   ARTICLE V

                                    OFFICERS

         SECTION 1.  NUMBER.

         The officers of the corporation shall be a Chairman of the Board, a President and Chief Executive Officer, a Vice Chairman, an Executive Vice President and Chief Financial Officer, an Executive Vice President, Law, a Secretary, a Treasurer, and such other officers as may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person. (Amended July 7, 1992, December 6, 1995 and October 22, 1997)

         SECTION 2.  ELECTION, TERM OF OFFICE AND QUALIFICATIONS.

         The officers of the corporation shall be elected annually by the Board of Directors. Each officer elected by the Board of Directors shall hold office until his successor shall have been duly elected and qualified, or until he shall have died, resigned or been removed in the manner hereinafter provided.

         SECTION 3.  RESIGNATIONS.

         Any officer may resign at any time upon written notice to the Secretary of the corporation. Such resignation shall take effect at the date of its receipt, or at any later date specified therein; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.

         SECTION 4.  REMOVALS.

         Any officer elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors at a regular meeting or special meeting of the Board. Any officer or agent appointed by any officer or committee may be removed, either with or without cause, by such appointing officer or committee.

         SECTION 5.  VACANCIES.

         Any vacancy occurring in any office of the corporation shall be filled for the unexpired portion of the term in the same manner as prescribed in these By-Laws for regular election or appointment to such office.

         SECTION 6.  COMPENSATION OF OFFICERS.

         The compensation of all officers elected by the Board of Directors shall be approved or authorized by the Board of Directors or by the President and Chief Executive Officer when so authorized by the Board of Directors or these By- Laws. (Amended July 7, 1992 and December 6, 1995)

         SECTION 7.  CHAIRMAN OF THE BOARD.

         The Chairman of the Board shall, when present, preside at all meetings of the stockholders and of the Board of Directors; have authority to call special meetings of the stockholders and of the Board of Directors; have authority to sign and acknowledge in the name and on behalf of the corporation all stock certificates, contracts or other documents and instruments except when the signing thereof shall be expressly delegated to some other officer or agent by the Board of Directors or required by law to be otherwise signed or executed and, unless otherwise provided by law or by the Board of Directors, may authorize any officer, employee or agent of the corporation to sign, execute and acknowledge in his place and stead all such documents and instruments. He shall consult with the President and Chief Executive Officer regarding the strategic direction and business and affairs of the corporation and shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Executive
Committee.   (Amended July 7, 1992 and December 6, 1995)

         SECTION 8.  VICE CHAIRMAN.

         The Vice Chairman of the Board who was designated by the Board as the successor to the Chairman, or if no Vice Chairman is so designated, the Vice Chairman first elected to such office, shall in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board; have authority to sign and acknowledge in the name and on behalf of the corporation all stock certificates, contracts or other documents and instruments, except when the signing thereof shall be expressly delegated to some other officer or agent by the Board, the Chairman of the Board, the President and Chief Executive Officer, or required by law to be otherwise signed or executed and, unless otherwise provided by law or by the Board, may authorize any officer, employee or agent of the corporation to sign, execute and acknowledge in his place and stead, all such documents and instruments. He shall have such other powers and perform such other duties as from time to time any be assigned to him by the Board of Directors, the Executive Committee, the Chairman of the Board, or the President and Chief Executive Officer. A Vice Chairman of the Board shall have such power and authority as is usual, customary and desirable to perform the duties of the office. (Amended October 22, 1997)

         SECTION 9.  PRESIDENT AND CHIEF EXECUTIVE OFFICER.

         The President and Chief Executive Officer shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors and have authority to call special meetings of the stockholders and of the Board of Directors. The President and Chief Executive Officer shall have general authority over the property, business and affairs of the corporation, and over all other officers, agents and employees of the corporation, subject to the control and direction of the Board of Directors and the Executive Committee, including the power to sign and acknowledge in the name and on behalf of the corporation all stock certificates, contracts or other documents and instruments except when the signing thereof shall be expressly delegated to some other officer or agent by the Board of Directors or required by law to be otherwise signed or executed and, unless otherwise provided by law or by the Board of Directors, may authorize any officer, employee or agent of the corporation to sign, execute and acknowledge in his place and stead all such documents and instruments; he shall fix the compensation of officers of the corporation other than his own compensation and that of the senior officers of the corporation and its principal operating subsidiaries reporting directly to him; and he shall approve proposed employee compensation and benefit plans of subsidiary companies not involving the issuance or purchase of capital stock of the corporation.

         The President and Chief Executive Officer is hereby authorized, without further approval of the Finance Committee or the Board of Directors:



         (a) To approve any expenditure by the corporation of up to $20 million for those expenditure categories presented to the Board of Directors in the annual budget and up to $10 million for any expenditure categories not presented, including investments, leases, options to purchase or lease assets, business acquisitions and land purchases

         (b) To approve individual cost overruns of up to 10% of any amounts approved by or presented to the Board of Directors.

         (c) To approve disposition of assets and interests in securities of subsidiaries or related commitments, provided that the aggregate market value of the assets being disposed of in any one such transaction does not exceed $10 million.

         (d) To enter into leases or extensions thereof and other agreements with respect to the assets of the corporation, including interests in minerals and real estate, for a term of not more than 10 years or for an unlimited term if the aggregate initial rentals, over the term of the lease, including renewal options, do not exceed $3 million.

         (e) To approve increases in the capital budgets of the corporation's operating subsidiaries provided such increases in the aggregate do not exceed 10% of the corporation's capital budget for the fiscal year.

         (f) To approve in emergency situations commitments in excess of the above-described limits provided they are in the interests of the corporation.

The above delegation of authority does not authorize the corporation or its subsidiaries to make a significant change in its business or to issue the corporation's capital stock without the specific approval of the Board of Directors. Notwithstanding these limitations, the President and Chief Executive Officer shall have such power and authority as is usual, customary and desirable to perform all the duties of the office. (Amended July 7, 1992 and December 6, 1995)

         SECTION 10.  EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER.

         The Executive Vice President and Chief Financial Officer shall have responsibility for development and administration of the corporation's financial plans and all financial arrangements, its insurance programs, its cash deposits and short term investments, its accounting policies, and its federal and state tax returns. Such officer shall also be responsible for the corporation's internal control procedures and for its relationship with the financial community. (Amended July 7, 1992 and December 6, 1995)

         SECTION 11.  EXECUTIVE VICE PRESIDENT, LAW.

         The Executive Vice President, Law shall be the chief legal advisor of the corporation and shall have charge of the management of the legal affairs and litigation of the corporation. (Amended July 7, 1992 and December 6,
1995)

         SECTION 12.  SECRETARY.

         The Secretary shall record the proceedings of the meetings of the stockholders and directors, in one or more books kept for that purpose; see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; have charge of the corporate records and of the seal of the corporation; affix the seal of the corporation or a facsimile thereof, or cause it to be affixed, to all certificates for shares prior to the issue thereof and to all documents the execution of which on behalf of the corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of the By-Laws; keep a register of the post office address of each stockholder, director or member, sign with the Chairman of the Board or the President, certificates for shares of stock of the corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the corporation; and in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Executive Committee, the Chairman of the Board, the President, or the Executive Vice President, Law. (Amended July 7, 1992 and December 6, 1995)

         SECTION 13.  TREASURER.

         The Treasurer shall have the responsibility for the custody and safekeeping of all funds of the corporation and shall have charge of their collection, receipt and disbursement; shall receive and have authority to sign receipts for all monies paid to the corporation and shall deposit the same in the name and to the credit of the corporation in such banks or depositories as the Board of Directors shall approve; shall endorse for collection on behalf of the corporation all checks, drafts, notes and other obligations payable to the corporation; shall sign or countersign all notes, endorsements, guaranties and acceptances made on behalf of the corporation when and as directed by the Board of Directors; shall give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may require; shall have the responsibility for the custody and safekeeping of all securities of the corporation; and in general shall have such other powers and perform such other duties as are incident to the office of Treasurer and as from time to time may be prescribed by the Board of Directors or be delegated to him by the Chairman of the Board, the President or the Executive Vice President and Chief Financial Officer. (Amended July 7, 1992 and December 6, 1995)

         SECTION 14.  ABSENCE OR DISABILITY OF OFFICERS.

         In the absence or disability of the Chairman of the Board, Vice Chairmanor the President, the Board of Directors may designate, by resolution, individuals to perform the duties of those absent or disabled.  The Board of Directors may also delegate this
power to a committee or to a senior corporate officer.   (Amended July 7, 1992)


                                   ARTICLE VI

                    STOCK CERTIFICATES AND TRANSFER THEREOF

         SECTION 1.  STOCK CERTIFICATES.

         Except as otherwise permitted by statute, the Certificate of Incorporation or resolution or resolutions of the Board of Directors, every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of, the corporation by the Chairman of the Board, the President, or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares, and the class and series thereof, owned by him in the corporation. Any and all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. (Amended July 7, 1992)

         SECTION 2.  TRANSFER OF STOCK.

         Transfer of shares of the capital stock of the corporation shall be made only on the books of the corporation by the holder thereof, or by his attorney duly authorized, and on surrender of the certificate or certificates for such shares. A person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof as regards the corporation, and the corporation shall not, except as expressly required by statute, be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person whether or not it shall have express or other notice thereof.

         SECTION 3.  TRANSFER AGENT AND REGISTRAR.

         The corporation shall at all times maintain a transfer office or agency in the Borough of Manhattan, The City of New York, in charge of a transfer agent designated by the Board of Directors (who shall have custody, subject to the direction of the Secretary, of the original stock ledger and stock records of the corporation), where the shares of the capital stock of the corporation of each class shall be transferable, and also a registry office in the Borough of Manhattan, The City of New York, other than its transfer office or agency in said city, in charge of a registrar designated by the Board of Directors, where its stock of each class shall be registered. The corporation may, in addition to the said offices, if and whenever the Board of Directors shall so determine, maintain in such place or places as the Board shall determine, one or more additional transfer offices or agencies, each in charge of a transfer agent designated by the Board, where the shares of capital stock of the corporation of any class or classes shall be transferable, and also one or more additional registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock of any class or classes shall be registered. Except as otherwise provided by resolution of the Board of Directors in respect of temporary certificates, no certificates for shares of capital stock of the corporation shall be valid unless countersigned by a transfer agent and registered by a registrant authorized as aforesaid.

         SECTION 4.  ADDITIONAL REGULATIONS.

         The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

         SECTION 5.  LOST, DESTROYED OR MUTILATED CERTIFICATES.

         The Board of Directors may provide for the issuance of new certificates of stock to replace certificates of stock lost, stolen, mutilated or destroyed, or alleged to be lost, stolen, mutilated or destroyed, upon such terms and in accordance with such procedures as the Board of Directors shall deem proper and prescribe.


                                  ARTICLE VII

                            DIVIDENDS, SURPLUS, ETC.

         Except as otherwise provided by statute or the Certificate of Incorporation, the Board of Directors may declare dividends upon the shares of its capital stock either (1) out of its surplus, or (2) in case there shall be no surplus, out of its net profits for the fiscal year, whenever, and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation.


                                  ARTICLE VIII

                                      SEAL

         The Board of Directors shall adopt a suitable corporate seal which shall be in the form imprinted hereon. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE IX

                                  FISCAL YEAR

         The fiscal year of the corporation shall begin on the first day of January of each year.


                                   ARTICLE X

                                INDEMNIFICATION

         SECTION 1.  RIGHT TO INDEMNIFICATION.

         Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as such a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators, provided, however, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee while a Director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified under this
Section 1, or otherwise.

         SECTION 2.  RIGHT OF INDEMNITEE TO BRING SUIT.

         If a claim under Section 1 of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the indemnitee shall be entitled to be paid also the expense of prosecuting such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

         SECTION 3.  NONEXCLUSIVITY OF RIGHTS.

         The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested Directors or otherwise.

         SECTION 4.  INSURANCE, CONTRACTS AND FUNDING.

         The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

         SECTION 5.  DEFINITION OF DIRECTOR AND OFFICER.

         Any person who is or was serving as a Director or officer of a wholly owned subsidiary of the corporation shall be deemed, for purposes of this Article only, to be a Director or officer of the corporation entitled to indemnification under this Article.

         SECTION 6.  INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE
CORPORATION.

         The corporation may, by action of the Board of Directors from time to time, grant rights to indemnification and advancement of expenses to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and officers of the corporation.


                                   ARTICLE XI

                      CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

         SECTION 1.  CHECKS, DRAFTS, ETC.; LOANS.

         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors. No loans shall be contracted on behalf of the corporation unless authorized by the Board of Directors. Such authority may be general or
confined to specific circumstances.   (Amended July 7, 1992)

         SECTION 2.  DEPOSITS.

         All funds of the corporation shall be deposited, from time to time, to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may, from time to time, be delegated by the Board of Directors; and for the purpose of such deposit, the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, or any other officer or agent to whom such power may be delegated by the Board of Directors, may endorse, assign and deliver checks, drafts and other order for the payment of money which are payable to the order of the corporation.





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
                                  ARTICLE XII

                                   AMENDMENTS

         These By-Laws may be altered or repealed and new By-Laws may be made by the affirmative vote, at any meeting of the Board, of a majority of the whole Board of Directors, subject to the rights of the stockholders of the corporation to amend or repeal By-Laws made or amended by the Board of Directors by the affirmative vote of the holders of record of a majority in number of shares of the outstanding stock of the corporation present or represented at any meeting of the stockholders and entitled to vote thereon, provided that notice of the proposed action be included in the notice of such meeting.





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
                                    (Amended
                               February 22, 1989)

                                    (Amended
                                 July 7, 1992)

                                    (Amended
                               December 6, 1995)

                                    (Amended
                              October [22], 1997)





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